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                                                                Exhibit (99)(c)

                         CONSENT OF J. HOLMES MORRISON

        The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him in the Proxy Statement/ Prospectus of One Valley Bancorp, Inc. and BB&T Corporation, which is part of this Registration Statement on Form S-4 of BB&T Corporation, with respect to his being elected or appointed as a director of BB&T Corporation under the circumstances described therein.

                                        /s/ _______________________________
                                                  J. Holmes Morrison

_________________, 2000